EXHIBIT 21






                              State of Subsidiary


                                 Incorporation


                            THE QUAKER OATS COMPANY



              ACTIVE DOMESTIC SUBSIDIARIES AS OF DECEMBER 31, 1999



SUBSIDIARY                                STATE OF INCORPORATION

The Gatorade Company                      Delaware

Gatorade Puerto Rico Company              Delaware

Golden Grain Company                      California

Grocery International Holdings, Inc.      Delaware

Quaker Oats Asia, Inc.                    Delaware

Quaker Oats Europe, Inc.                  Illinois

Quaker Oats Holdings, Inc.                Delaware

Quaker Sales & Distribution, Inc.         Delaware

Quaker South Africa, Inc.                 Delaware

Quaker Spain, Inc.                        Delaware

Stokely-Van Camp, Inc.                    Indiana

SVC Equipment Company                     Delaware

SVC Latin America, Inc.                   Delaware

SVC Latin America, LLC                    Delaware

SVC Manufacturing, Inc.                   Delaware









   ACTIVE FOREIGN SUBSIDIARIES AS OF DECEMBER 31, 1999

SUBSIDIARY                                        COUNTRY
Elaboradora Argentina de Cereales, S.A.           Argentina
The Gatorade Company of Australia Pty. Ltd.       Australia
Quaker Oats Australia, Pty. Ltd.                  Australia
Quaker Oats Foreign Sales Corp.                   Barbados
QUIC Ltd.                                         Bermuda
Quaker Brasil, Ltda.                              Brazil
Fester Industria Alimenticia Ltda.                Brazil
The Quaker Oats Company of Canada Limited         Canada
Quaker de (Chile) Ltda.                           Chile
Productos Quaker, S.A.                            Colombia
Quaker Oats Limited                               England
Quaker Trading Limited                            England
The Quaker Beverages GmbH                         Germany
Quaker Beverages Italia, S.p.A.                   Italy
Quaker Oats Japan, Ltd.                           Japan
Quaker Products (Malaysia) Sdn. Bhd.              Malaysia
Productos Quaker de Mexico, S.A. de C.V.          Mexico
Quaker de Mexico, S.A. de C.V.                    Mexico
Quaker Oats B.V.                                  The Netherlands
QO Puerto Rico, Inc.                              Puerto Rico
Quaker Bebidas, S.L.                              Spain
Productos Quaker, C.A.                            Venezuela


                              DOMESTIC JOINT VENTURES

Rhone Poulenc                     The Quaker Oats Company    50%
                                  Rhone Poulenc              50%

Uni-Quaker Ltd. South Africa      Quaker South Africa, Inc.  50%
                                  Uni-mill Pty. Ltd.         50%




                        FOREIGN JOINT VENTURES

Shanghai Guan Sheng Yuan Quaker      The Quaker Oats Company             70%
Oats Co. Ltd.                        Guan Sheng Yuan                     30%

Shanghai Quaker Oats Beverages Co.   The Quaker Oats Company             80%
Ltd.                                 Shanghai Bomy Foodstuffs Co. Ltd.   10%
                                     Chou Chin Industrial (H.K.) Ltd.    10%